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                                                                    EXHIBIT 23.6

[RYDER SCOTT COMPANY LETTERHEAD]

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

     As independent petroleum consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4, to be filed with the Securities and Exchange Commission on or about March 25, 2003, of information from our reserve reports for Plains Exploration and Production Company and Affiliates as of December 31, 2002, December 31, 2001, December 31, 2000 and December 31, 1999. We further consent to references to our firm under the subsection Experts and in the Agreement and Plan of Merger dated February 2, 2003 in regards to reserve reporting as of December 31, 2002.


                                        /s/ Ryder Scott Company, L.P.
                                        ---------------------------------
                                        RYDER SCOTT COMPANY, L.P.

Houston, Texas
March 25, 2003